Exhibit 99.1
Transtar Intermediate
Holdings #2, Inc.
Consolidated Financial Statements for the
Years Ended December 31, 2005 and 2004,
and Independent Auditors’ Report

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004:

Balance Sheets	2

Statements of Operations	3

Statements of Stockholder’s Equity	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-15

INDEPENDENT AUDITORS’ REPORT
Board of Directors
Transtar Intermediate Holdings #2, Inc
Torrance, CA
We have audited the accompanying consolidated balance sheets of Transtar Intermediate Holdings #2, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Los Angeles, California
November 6, 2006

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
(In thousands except for share amounts)

	2005	2004

ASSETS

CURRENT ASSETS:
Cash	$555	$2,650
Accounts receivable, net of allowance for returns and doubtful accounts of $1,124 and $871 at December 31, 2005 and 2004, respectively	29,482	27,591
Inventories	63,317	59,351
Prepaid income taxes	753
Prepaid expenses and other current assets	1,672	1,729

Total current assets	95,779	91,321

PROPERTY, PLANT, AND EQUIPMENT—Net of accumulated depreciation and amortization (Note 3)	2,316	1,484

DEFERRED LOAN COSTS—Net (Note 5)	559	853

OTHER ASSETS	176	161

DEFERRED INCOME TAXES (Note 4)	324

TOTAL	$99,154	$93,819

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facilities (Note 5)	$52,794	$49,347
Current maturities of term loans (Note 5)	267	524
Current maturities of capital lease obligations (Note 6)	371	324
Accounts payable	17,219	22,777
Accrued expenses, employee compensation, and benefits (Note 7)	2,835	2,550
Other accrued liabilities	2,172	1,980
Deferred income taxes (Note 4)	2,156	1,628

Total current liabilities	77,814	79,130

TERM LOAN—Less current portion (Note 5)	1,182	1,993

CAPITAL LEASE OBLIGATIONS—Less current portion (Note 6)	478	419

OTHER LIABILITIES	376	422

DEFERRED INCOME TAXES (Note 4)	36

Total liabilities	79,886	81,964

STOCKHOLDER’S EQUITY:
Common stock, $0.01 par value—1,000 shares authorized, issued, and outstanding
Additional paid-in capital	4,000	4,000
Retained earnings	14,778	6,636
Accumulated other comprehensive income	490	1,219

Total stockholder’s equity	19,268	11,855

TOTAL	$99,154	$93,819

See notes to consolidated financial statements.

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(In thousands)

	2005	2004

NET SALES	$223,977	$166,029

COSTS AND EXPENSES:
Cost of sales	159,362	123,159
Warehouse, delivery, selling, and general and administrative	48,502	44,231

OPERATING INCOME (LOSS)	16,113	(1,361)

INTEREST EXPENSE	(3,607)	(4,640)

OTHER INCOME (EXPENSE)	64	(356)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX (PROVISION) BENEFIT	12,570	(6,357)

INCOME TAX (PROVISION) BENEFIT (Note 4)	(3,450)	2,906

INCOME (LOSS) FROM CONTINUING OPERATIONS	9,120	(3,451)

DISCONTINUED OPERATIONS (Note 8):
Income from operations of Marine business (including gain on disposal of $1,864)		1,986
Income tax provision		(775)

INCOME FROM DISCONTINUED OPERATIONS	—	1,211

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	9,120	(2,240)

EXTRAORDINARY ITEM—Negative goodwill arising from purchase accounting adjustments, net of taxes of $663		1,037

NET INCOME (LOSS)	$9,120	$(1,203)

See notes to consolidated financial statements.

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2005 AND 2004
(In thousands except for share amounts)

						Accumulated
			Additional			Other
	Common Stock		Paid-In	Comprehensive	Retained	Comprehensive
	Shares	Amount	Capital	Income	Earnings	Income	Total

BALANCE—January 1, 2004	1,000	$—	$4,000		$11,839	$889	$16,728

Comprehensive income:
Net loss				$(1,203)	(1,203)		(1,203)
Other comprehensive income—net of tax—foreign currency translation adjustments				330		330	330

Total comprehensive income				$(873)

Dividends paid					(4,000)		(4,000)

BALANCE—December 31, 2004	1,000	—	4,000		6,636	1,219	11,855

Comprehensive income:
Net income				$9,120	9,120		9,120
Other comprehensive loss—net of tax—foreign currency translation adjustments				(729)		(729)	(729)

Total comprehensive income				$8,391

Distribution					(348)		(348)
Dividends paid					(630)		(630)

BALANCE—December 31, 2005	1,000	$—	$4,000		$14,778	$490	$19,268

See notes to consolidated financial statements.

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(In thousands)

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,120	$(1,203)
Extraordinary item		(1,037)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	522	278
Allowance for returns and doubtful accounts	267	(632)
Stock-based compensation		521
Amortization of deferred loan costs	299	540
Loss on extinguishment of debt		572
Deferred income taxes	226	(3,041)
Gain on sale of fixed assets	(536)	(17)
Gain from discontinued operations—net of items not affecting cash		(1,089)
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,822)	(9,349)
Decrease in other receivables		1,508
Increase in inventories	(5,082)	(7,787)
Increase in prepaids and other assets	(754)	(294)
(Decrease) increase in accounts payable	(5,056)	1,207
Increase (decrease) in accrued liabilities	537	(320)
Decrease in other liabilities	(47)	(34)

Net cash used in operating activities	(3,326)	(20,177)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from legal settlement		1,700
Net proceeds from sale of Marine assets		5,630
Purchase of property, plant, and equipment	(911)	(530)
Proceeds from sale of property, plant, and equipment	564	17

Net cash (used in) provided by investing activities	(347)	6,817

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolver borrowings	3,582	49,314
Payments made on revolver borrowings		(29,681)
Proceeds from term loan borrowings		2,728
Payments made on term loan borrowings	(1,058)	(220)
Payments made on capital leases	(386)	(347)
Payments made on notes payable		(71)
Payments made on related party note payable		(2,000)
Distribution	(348)
Dividends paid	(630)	(4,000)
Increase in deferred loan costs	(5)	(869)

Net cash provided by financing activities	1,155	14,854

EFFECT OF EXCHANGE RATE ON CASH	423	(225)

NET (DECREASE) INCREASE IN CASH	(2,095)	1,269

CASH—Beginning of the year	2,650	1,381

CASH—End of year	$555	$2,650

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid during the year	$3,435	$4,866

Income taxes paid during the year	$4,120	$97

In 2005 and 2004, the Company entered into capital leases of property, plant, and equipment of $518 and $557, respectively.

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts in thousands, except share and per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business—Transtar Intermediate Holdings #2, Inc. (the “Company”), through its wholly-owned subsidiary, Transtar Metals Holdings, Inc. (“Transtar Metals”), is a supplier of aluminum and related products and services to the transportation industry, particularly the aerospace and defense segments. The Company distributes its products from regional facilities to domestic and international aircraft manufacturers and defense contractors, among others.

The Company is a wholly owned subsidiary of Transtar Holdings, LLC (“Transtar”), an equity investment of H.I.G. Transtar, Inc. (“H.I.G. Transtar”) and certain members of management. H.I.G. Transtar is an equity investment of H.I.G. Capital Partners II, L.P., H.I.G. Capital, LLC, H.I.G. Capital Partners III, L.P., H.I.G. Investment Group III, L.P., H.I.G. Investment Group II, L.P., and certain individuals.

Principles of Consolidation—The consolidated financial statements include the accounts of the Company, a Delaware corporation and its wholly owned direct subsidiary, Transtar Metals (previously Transtar Intermediate Holdings, Inc.). Subsidiaries of Transtar Metals include Transtar Inventory Corp., Transtar Metals Corp. (previously Transtar Metals Acquisition Corp.), Transtar Metals Limited (a UK corporation) (previously Tiernay Metals Limited), Tiernay Transtar Metals SA (a French corporation formed in 2004, which is a wholly owned subsidiary of Transtar Metals Limited), and Transtar Marine Corp.

Basis of Presentation—The Company was formed in connection with the acquisition of Transtar Metals effective December 31, 2002. The acquisition has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Accordingly, the acquired assets and liabilities have been recorded at fair value. As the sum of the amounts assigned to assets acquired and liabilities assumed exceeded the cost of the acquired entity, the excess has been allocated as a reduction of the amounts that otherwise would have been assigned to certain acquired assets. The excess that remained after reducing to $0 the amounts that would have been otherwise assigned to those assets has been recognized as an extraordinary gain (see Note 2).

Related-Party Transactions—H.I.G. Transtar charged the Company management fees in the amount of $1,025 and $1,270 for the years ended December 31, 2005 and 2004, respectively, which are included in the consolidated statement of operations as a general and administrative expense. At the time of the acquisition the Company entered into a $2,000 demand note payable with Transtar which incurred interest at a rate of 2%. The note principal was repaid in 2004.

Revenue Recognition—Product revenues are recognized upon transfer of title and risk of loss, generally upon shipment, and are recorded net of discounts and estimated allowances for sales returns.

Concentration of Credit Risk—Financial instruments that subject the Company to credit risk consist principally of cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company also evaluates the creditworthiness of the financial institutions with which it conducts business.

Foreign Currencies—The currency effects of translating the financial statements of the Company’s foreign operations, which operate in local currency environments, are included in the accumulated other comprehensive income component of stockholder’s equity. Gains and losses resulting from foreign currency transactions are included in consolidated results of operations and were not material.

Inventories—Inventories, consisting primarily of aluminum available for sale, are stated at the lower of cost or market determined by the last-in, first-out (“LIFO”) and first-in, first-out (“FIFO”) methods using the specific identification costing convention. At December 31, 2005 and 2004, approximately 70.2% and 62.7%, respectively, of consolidated inventories are stated on the basis of LIFO. The remaining inventories are stated on the statutory basis of FIFO primarily within locations outside of the United States. If the FIFO method had been used, these inventories would have been $8,362 and $1,648 higher at December 31, 2005 and 2004, respectively.

Property, Plant, and Equipment—Property, plant, and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated 3- to 10-year useful lives of the related assets. Leasehold improvements are amortized over the shorter of the estimated lives of the assets or the terms of the leases.

Income Taxes—The Company accounts for income taxes under the asset and liability method of accounting, whereby income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those used in the preparation of the balance sheets.

Stock Based Compensation—Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), establishes the use of the fair value method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of the stock award as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Board Opinion No. 25 (“APB Opinion No. 25”), Accounting for Stock Issued to Employees, to account for stock-based compensation issued to employees. The Company has elected to account for stock-based employee compensation in accordance with the provisions of APB Opinion No. 25 and Financial Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, and comply with the disclosure requirements of SFAS No. 123. For the years ending December 31, 2005 and 2004, the result of applying the fair value based method on stock-based employee compensation approximates the result of applying the intrinsic value method.

Recent Accounting Pronouncements—In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R will require that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123R covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123R replaces SFAS No. 123, and supersedes APB Opinion No. 25. SFAS 123R will be effective for the Company for awards granted on or after January 1, 2006. The Company has not determined the impact the adoption of SFAS 123R will have on the consolidated financial statements.
On July 13, 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109” (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement principles for financial statements of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company has not yet determined the impact this interpretation will have on its consolidated financial position and results of operations.

In September 2006 the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS No. 157”). Among other items, SFAS No. 157 was issued to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance in applying these definitions. SFAS No. 157 encourages entities to combine fair value information disclosed under SFAS No. 157 with other accounting pronouncements, including SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, where applicable. The guidance in this statement applies to derivatives and other financial instruments measured at fair value under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, at initial and in all subsequent periods. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact this interpretation will have on its consolidated financial position and results of operations.
2.	ACQUISITION

Effective December 31, 2002, Transtar, through its subsidiaries, acquired the business of Transtar Metals, Inc. The purchase price allocation was completed in 2003. However, during 2004 a legal settlement of $1,700 was received from the sellers. As the amount related to disputed purchase price adjustments, the $1,700 ($1,037 net of tax) was recorded as a reduction in the purchase price.

In accordance with SFAS No. 141, the acquired assets and liabilities have been recorded at fair value. As the fair value of the net assets exceeded the purchase price, all long-term assets except for the plant, which was sold in 2003, were valued at $0. The sold plant was valued at the net proceeds from the sale.

The following table as adjusted through December 31, 2004, summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition (in thousands):

Current assets	$61,805
Other assets (primarily plant held for sale)	4,117

Total assets acquired	65,922

Current liabilities	24,503
Other noncurrent liabilities	241
Long-term debt	540

Total liabilities assumed	25,284

Net assets acquired	40,638

Excess of fair value of acquired net assets over cost	(15,050)

Acquisition cost	$25,588

The remaining excess of $14,985 after reducing to $0 the amounts that would have been otherwise assigned to those assets has been recognized as negative goodwill and recorded as an extraordinary gain.

3.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment as of December 31, 2005 and 2004, consist of the following (in thousands):

	Useful Lives	2005	2004

Building improvements	10 years	$—	$7
Leasehold improvements	Lease term not to exceed economic
	life of related asset	162	152
Machinery and equipment	10 years	1,785	965
Transportation equipment	7 years	9	48
Furniture and fixtures	7 years	263	86
Computer equipment	3 years	958	584

		3,177	1,842

Less accumulated depreciation and amortization		(861)	(358)

Property, plant, and equipment—net		$2,316	$1,484

4.	INCOME TAXES

The provision (benefit) for income taxes is summarized below (in thousands):

	2005	2004

Current—federal	$2,761	$—
Current—state	415	127
Current—foreign	34
Deferred	240	(3,033)

Total	$3,450	$(2,906)

      The provision (benefit) for income taxes is allocated between operations and the extraordinary item and is summarized below (in thousands):

	2005	2004

Continuing operations	$3,450	$(2,906)
Discontinued operations		775
Extraordinary		663

Total	$3,450	$(1,468)

The difference between the statutory federal income tax rate and the Company’s effective tax rate in 2005 and 2004 is primarily attributable to the effect of state income taxes and disallowed expenses and for 2005, a reduction of a valuation allowance in connection with the utilization of foreign net operating loss carryforwards.

The following is an analysis of accumulated deferred income assets and liabilities (in thousands):

	2005	2004

Deferred income tax assets:
Net operating loss	$331	$1,488
State income tax	285	112
Allowance for doubtful accounts	261	159
Deferred rent	148	170
Accrued liabilities	384	600
Other	72	97

Total gross deferred income tax assets	1,481	2,626

Deferred income tax liabilities:
Inventory	(2,983)	(3,820)
Depreciation and other	(366)	(434)

Total gross deferred income tax liabilities	(3,349)	(4,254)

Net deferred income taxes	$(1,868)	$(1,628)

5. CREDIT FACILITIES
      Debt consisted of the following (in thousands):

	2005	2004

Transtar Metals Corp. and Transtar Inventory Corp. Credit Facility:
Revolver due on December 15, 2007, accrues interest at an effective rate of 7.0% as of December 31, 2005	$50,888	$48,581
Term Loan due on December 1, 2011, accrues interest at an effective rate of 7.25% as of December 31, 2005	1,449	2,325

Transtar Metals Limited Credit Facility:
Revolver due on February 14, 2006, accrues interest at an effective rate of 6.75% as of December 31, 2005		766
Term Loan due on May 14, 2005, accrues interest at an effective rate of 8.75% as of December 31, 2004		192

Tiernay Transtar Metals SASU Credit Facility—advances accrue interest at an effective rate of 0.7% as of December 31, 2005	1,906

	54,243	51,864

Less current portion	53,061	49,871

Total long-term debt	$1,182	$1,993

Fiscal year principal payments of term loans as of December 31, 2005, are as follows (in thousands):

2006	$267
2007	267
2008	267
2009	267
2010	267
2011 and thereafter	114

Total	$1,449

Transtar Metals Corp. and Transtar Inventory Corp. Credit Facility—On December 15, 2004, Transtar Metals Corp. and Transtar Inventory Corp., collectively as borrowers, entered into a Financing Agreement (the “Agreement”). The Agreement extends credit consisting of (a) a revolving credit facility in an aggregate principal amount not to exceed $57,675 (of which $3,374 is available as of December 31, 2005), (b) a machinery and equipment term loan in the original principal amount of $1,870, (c) a real estate term loan in the original principal amount of $455, and (d) a letter of credit issuance capability in an amount not to exceed $5,000 which shall be a subfacility of the revolving credit facility. The revolver bears interest at a rate per annum equal to the reference rate with the reference rate being defined as the rate of interest publicly announced by the Reference Bank in New York as its reference rate, base rate or prime rate. The borrower may make a “LIBOR election” with respect to all or any portion of the revolver in accordance with provisions of the loan agreement. The London InterBank Offered Rate (“LIBOR”) portion of the loan will bear interest at the annual rate equal to the LIBOR-based rate in effect for the LIBOR period as defined in the Agreement. The revolver also includes a commitment fee on the unused portion, currently at an annual rate of 0.25%. The term loans bear interest at a rate per annum equal to the reference rate plus 0.25%.

Borrowings under the Agreement are collateralized by substantially all of Transtar Metals Corp. and Transtar Inventory Corp.’s assets. The financial loan covenants in connection with the Agreement include a fixed charge coverage ratio.

Although the revolving credit facility expires in December 2007 and the Company’s intention is for the facility to go to term, subject to the covenants in the credit agreement, the Company is technically required by Emerging Issues Task Force Issue No. 95-22 to classify the borrowings as a current liability as the revolving credit facility includes both a subjective acceleration clause and a lock-box arrangement. This classification has no impact on the Company’s consolidated results of operations, cash flows, or compliance with covenants under the credit facility.

Deferred loan costs of $838 incurred in connection with obtaining the credit facility are amortized over the term of the loan.

Transtar Metals Limited Credit Facility—On May 14, 2004, Transtar Metals Limited (formerly Tiernay Metals Limited) and Tiernay Transtar Metals SA entered into a Financing Agreement. The Agreement extended credit consisting of (a) a revolving credit facility in an aggregate principal amount not to exceed £1,030 at any time outstanding (of which £484 is available as of December 31, 2005), and (b) a term loan in an aggregate principal amount not to exceed £220 at any time outstanding. The revolving loan bore interest equal to a rate per annum equal to the base rate plus 2%, the base rate being set by the lender’s bankers for prepayments in pounds sterling and the base rate plus 2.0%, the base rate being Venture cost of funds for prepayments in agreed currencies other than pounds sterling. In addition, the revolver bore a factoring fee of 0.3% plus bank charges. The term loan interest rate per annum was equal to LIBOR plus 2.0%. The credit facility included financial covenants restricting debt ratios, capital expenditures, loans, and turnover. Revolver borrowings under the Agreement were collateralized by Transtar Metals Limited accounts receivable. The provisions of the Agreement required a minimum notification period of 90 days to terminate.

The term loan under this Agreement was paid in full as of December 31, 2005.

Borrowings under the revolving loan Agreement as of December 31, 2005 and 2004, were $0 and $766, respectively. The interest rate at December 31, 2004, was 6.75%. The outstanding balance on the term loan at December 31, 2004, was $192 at a rate of 8.75%.

Deferred loan costs incurred in connection with obtaining the credit facility are included in the consolidated balance sheet and are amortized over the term of the loan. At December 31, 2004, deferred loan costs were $20, net of amortization of $16, and fully amortized at December 31, 2005.

Tiernay Transtar Metals SASU Credit Facility—The Company collateralizes certain of its trade accounts receivables to secure the credit facility. The Company may request advances of up to 80% of eligible accounts receivable. As of December 31, 2005, approximately $141 was available for borrowing under the terms of the Agreement. The lender charges fees based on a percentage of the collateralized receivables as defined in the agreement. Interest is charged on advances at a rate equal to the greater of 0.7% or $78 per annum. For the year ended December 31, 2005, total fees were $101.

6.	COMMITMENTS AND CONTINGENCIES

The Company leases buildings and equipment under noncancelable operating leases expiring in various years through 2016. Several leases have renewal options providing for additional lease periods.

The Company also leases certain equipment and vehicles under capital leases, which expire at various dates through 2010.

Capital and operating lease obligations are as follows (in thousands):

	Operating	Capital

2006	$3,069	$410
2007	2,747	266
2008	2,532	149
2009	1,802	77
2010	1,222	25
Thereafter	3,003	5

Total	$14,375	932

Less amounts included above representing interest		83

Present value of net minimum lease payments		849

Less current portion		371

Long-term portion		$478

Rent expense for the years ended December 31, 2005 and 2004, was $3,318 and $3,332, respectively.

At December 31, 2005 and 2004, the cost and accumulated amortization related to property, plant, and equipment under capital leases was $1,105 and $289 and $610 and $73, respectively.

The Company is involved in certain other legal proceedings arising in the ordinary course of business, none of which, in the opinion of management, are expected to have a material adverse impact on the Company’s consolidated financial statements.

7.	EMPLOYEE BENEFIT PLAN

401(k) Profit Sharing Plan—The Company has a 401(k) profit sharing plan pursuant to which all employees who have attained the age of 20 1/2 and have completed six months of service are eligible to participate. Effective May 2005, the Company instituted an annual matching percentage and maximum compensation limit contribution. Company’s annual matching contribution for the year ended December 31, 2005, was $130.

The plan also provides for annual discretionary profit sharing contributions at an amount to be determined at year-end by the Board of Directors. The Board of Directors did not approve an annual discretionary contribution in 2004 or 2005.

8.	DISCONTINUED OPERATIONS

On July 31, 2004, the Company sold selected assets and liabilities of its Marine business unit (“Marine Unit”). The net proceeds of approximately $5,600 resulted in a gain of approximately $1,864 on the sale, which is reflected in discontinued operations. Net sales and income before income taxes of the Marine Unit for the year ended December 31, 2004, were as follows (in thousands):

Net sales	$8,794
Income before income taxes (excluding gain on sale)	122

9.	STOCK-BASED COMPENSATION

During 2003 and 2005, Transtar Metals, Transtar, and H.I.G. Transtar (“Investor”) entered into Executive Securities Agreements with certain executives of Transtar Metals (“Executives”), pursuant to which Transtar Metals granted Executives Class A Units of Transtar and Transtar granted Executives Class B Units of Transtar.

Class A Units—During 2005, Transtar Metals purchased 276,000 Class A Units of Transtar from its member holding a controlling interest, Investor, for $3.15 per share for a purchase price of $869. The Company determined that the fair market value of the units amounted to $521. Accordingly, the difference between $869 paid to Investor and the $521 fair value of the units was reflected as an excess distribution (reduction of Retained Earnings). These units purchased by Transtar Metals were granted to the Executives at no cost for services rendered to the Company prior to December 31, 2004. The Class A Units were fully vested at the date of grant. The Company recognized $521 relating to stock-based compensation for the Class A Units in the year ended December 31, 2004.

Class B Units—During 2003 and 2005, Transtar granted Executives 390,000 Class B Units at no cost. The vesting of the Class B Units is contingent upon the sale of the Company. As such, compensation expense related to the Class B Units will be recorded upon the sale of the Company as defined in certain Transtar agreements.

The activity relating to Class A and Class B units are summarized as follows:

	2005	2004

Class A Units:
Outstanding—beginning of year	—	—
Awarded during the year	276,000

Outstanding—end of year	276,000	—

Class B Units:
Outstanding—beginning of year	49,500	49,500
Awarded during the year	340,500

Outstanding—end of year	390,000	49,500

In connection with the Transtar Holding, LLC Agreement, as amended and restated, Transtar was obligated at the time of a sale of Transtar to issue at least 600,000 (as adjusted for unit splits and dividends) Class B Units to the employees of Transtar and its subsidiaries if not done so prior to the sale. As of December 31, 2005, there are 390,000 Class B Units outstanding.

In anticipation of the pending sale of the Company (see Note 10), all of the outstanding Class B Units were modified in August 2006, in order to address certain income tax features related to the awards. In addition, subsequent to the sale of the Company, the rights to receive additional Class B Units were waived in lieu of cash payments made by Transtar to the Executives.

10.	SUBSEQUENT EVENTS

Effective April 1, 2006, an amendment to the Transtar Metals Corp. and Transtar Inventory Corp. financing agreement consisted of (a) increase the revolving credit from $57,675,000 to $68,000,000, (b) increase the sublimit for aggregate advances against Eligible Inventory from $35,000,000 to $42,000,000, and (c) extend the deadline for the Borrowers’ delivery of their audited financial statements from 90 days to 120 days after each fiscal year.

Transtar Metals Limited gave notice of cancellation for its financing agreement on November 14, 2005. The termination was effective February 14, 2006.

On September 5, 2006, A.M. Castle & Co. purchased all of the outstanding common stock of the Company for $173.3 million pursuant to a Stock Purchase Agreement dated August 12, 2006. Approximately $30.9 million of these proceeds were used to pay off the remaining debt under the Transtar Metals Corp. and Transtar Inventory Corp. financing agreements. In addition, $18 million of the proceeds were placed into escrow to satisfy H.I.G. Transtar’s indemnification obligations, if any, under the Stock Purchase Agreement.
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